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                                   EXHIBIT 21



                           SUBSIDIARIES OF THE COMPANY

                 LISTED BELOW ARE THE WHOLLY OWNED SUBSIDIARIES
                         OF TRANSTECHNOLOGY CORPORATION

                                                              Jurisdiction of
                                                              Incorporation
                                                              -------------

TTERUSA Inc.                                                  New Jersey
NORCO, Inc.                                                   Connecticut
Rancho TransTechnology Corporation                            California
Retainers, Inc.                                               New Jersey
TransTechnology Germany Beteiligungsgesellschaft mbH          Germany
TTC Germany GmbH & Co. OHG                                    Germany
SSP Industries                                                California
SSP International Sales, Inc.                                 California
TCR Corporation                                               Minnesota
TransTechnology Acquisition Corporation                       Delaware
TransTechnology Aerospace, Inc.                               California
TransTechnology Australasia Pty. Ltd.                         Australia
TransTechnology International Corporation                     Virgin Islands
TransTechnology International Corporation                     Delaware
TransTechnology Germany GmbH                                  Germany
TransTechnology Systems & Services, Inc.                      Michigan



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